UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 28, 2012

Next 1 Interactive, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-52669	26-3509845
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employee Identification No.)

2690 Weston Road, Suite 200 Weston, FL 33331
(Address of Principal Executive Offices)

(954) 888-9779

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On March 28, 2012, Next 1 Interactive, Inc. (the “Company”) issued a secured convertible promissory note in the principal amount of $250,000 to an accredited investor. This note:

•	matures on September 30, 2012;

•	bears interest at the rate of 12% per year, payable quarterly;

•	is secured by all of the assets of the Company;

•	may be exchanged for shares of the Company’s Series B Preferred Stock;

•	is convertible into shares of the Company’s common stock at a conversion price of $0.012.

In connection with the foregoing, the Company relied on the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended, for transactions not involving a public offering.

On April 3, 2012, the Company entered into a share exchange agreement (the “Exchange Agreement”) with Webdigs, Inc. (“Webdigs”) and (solely with regard to the provisions of Section 1.03 thereof) Mark A. Wilton. Pursuant to the Exchange Agreement, the Company agreed to exchange 100,000,000 shares (the “Subsidiary Shares”) of common stock of its wholly-owned subsidiary Next One Realty, Inc. (representing 100% of the issued and outstanding capital stock thereof), for newly issued shares of Series A Convertible Preferred Stock (the “Preferred Shares”) of Webdigs representing, on an as-converted and fully diluted basis, approximately 93% of the issued and outstanding shares of common stock of Webdigs (the “Share Exchange”). Effective upon the closing of the Share Exchange, (i) the Company will grant a security interest in the Preferred Shares to Mark A. Wilton to secure performance of the Company’s obligations under three promissory notes (the “Wilton Notes”), issued by the Company to Mr. Wilton, on April 15, 2011, in the original principal amounts of $4,388,526, $1,500,000 and $211,000, respectively, and (ii) Mr. Wilton will release any claim of lien under Article 9 of the Uniform Commercial Code with regard to the Subsidiary Shares. The closing of the Share Exchange is subject to certain conditions including Webdigs’ bringing its Securities and Exchange Commission filings current and satisfactory completion of due diligence by the Company and Webdigs.

In connection with the Exchange Agreement, the Company entered into a letter agreement with Mr. Wilton, pursuant to which:

•	$91,000 of the initial $200,000 invested in the Company pursuant to the financing plan set forth in Exhibit B to the Exchange Agreement will be paid to Mr. Wilton as the April 15, 2012 interest payment on the Wilton Notes.

•	Until October 15, 2012, Mr. Wilton may exchange the Notes for newly created Series D Convertible Preferred Stock of the Company, which will be convertible into common stock of the Company at a conversion price of $0.01 per share, or common stock of Next One Realty, Inc. at a conversion price of $0.10 per share.

•	The maturity date of each of the Notes was extended to October 15, 2012.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See Item 1.01.

Item 3.02 Unregistered Sales of Equity Securities.

See Item 1.01.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1 Exchange Agreement, dated April 3, 2012, among the Company, Webdigs and Mark A. Wilton

10.2 Secured Convertible Promissory Note, dated March 28, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEXT 1 INTERACTIVE, INC.

Date: April 17, 2012	By:	/s/ William Kerby
William Kerby
Chief Executive Officer